Exhibit 99.1

For Immediate Release:  May 13, 2009

Contact:  Jason A. Jenne

(901) 746-2005

True Temper Sports, Inc.

Announces 2009 First Quarter Results

Results of Operations

Memphis, Tennessee…..May 13, 2009…..Today, True Temper Sports, Inc. (“True Temper” or the “Company”) announced its 2009 first quarter results of operations.  Net sales for the first quarter decreased 48.5%, to $18.4 million from the $35.8 million level in 2008.  Gross profit decreased to $2.7 million from $12.5 million, and SG&A was reduced by 22% to $3.0 million, resulting in Adjusted EBITDA (defined below) for the first quarter of $0.5 million compared to $9.6 million in the first quarter of 2008.  The Company recorded a net loss of $11.5 million during the first quarter of 2009, compared to a net loss of $1.6 million the first quarter of 2008.

In his comments about the Company’s performance, Scott Hennessy, President and CEO said, “Coming into 2009, we certainly expected that our results would be negatively impacted by the challenging global economic environment, and in particular the unfavorable retail landscape for discretionary consumer goods.  Our first quarter results clearly reflect this weaker environment, along with the significant decrease in the retail and wholesale channel inventories throughout the global golf and sporting goods industry.  These factors combined to deliver a pronounced decline in revenue for True Temper, as compared to the record top line results that we reported in the first quarter of 2008.  The level of quarterly decline was also an issue of timing, influenced by the strong results we posted during the second half of 2008, when our volume certainly outpaced the industry and that of our competitors.  It is clear that those products are now being distributed and sold through the retail market, and we remain confident that True Temper has maintained its market share in our core golf business as the supply base adjusts its carrying levels of channel inventories.”

Mr. Hennessy continued, “While the overall retail landscape and golf market are somewhat out of our control, we have taken a very aggressive approach to cost containment and cash management in this difficult operating environment.  Our overall EBITDA for the first quarter of 2009 of $0.5 million was clearly at an unsatisfactory level, but through our aggressive cost reductions we were able to weather a nearly 50% drop in revenue and still report positive Adjusted EBITDA for the quarter.  These cost control actions affect every area of our operation, and include a US workforce reduction, suspension of certain expense and employee benefit programs, and fixed cost initiatives intended to reduce infrastructure costs for years to come.  In addition, we continue to manage our working capital very closely, and during the first quarter of 2009 we reduced our inventory level by nearly $2.0 million.  We were particularly pleased with this working capital improvement given the backdrop of a significant decline in unit sales volume.”

Outlook

Commenting about the Company’s outlook for the future, Mr. Hennessy said, “Short-term forecasting remains very challenging in this uncertain economic and retail environment.  While we are confident that the long-term outlook for the golf industry is strong and stable, there are certainly a number of near-term market forces that will result in a substantial decline in revenue for the industry and True Temper during the remainder of 2009.  These forces include both a weaker retail consumer sales environment, and the continued reduction in channel inventory which was initiated during the first quarter.  Our operational objectives during this time are focused on reducing variable costs in line with unit sales volume, and to aggressively attack our fixed cost infrastructure to remove any expenditures that are not absolutely necessary.  Executing on these key business initiatives during 2009 will ensure that we are well positioned to maintain share and take advantage of the golf market growth that should accompany an overall economic recovery in the future.  In addition, we will continue to work with our lenders to arrive at a financing arrangement that addresses the company’s current leverage, ensuring that our capital structure is consistent with the current retail and credit market landscape.  We remain in active, collaborative discussions with our financing partners related to the non-compliance on our various debt agreements disclosed during the first quarter, and we do not expect this process to impact our Company’s ongoing operations, customers, vendors or employees.”

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by the Company.  This document, including but not limited to comments under the “Outlook” section of this document, contains forward-looking statements.  All statements which include words such as expect, plan, believe, hope, wish, forecast, predict, intend, or anticipate and similar statements of a future or forward-looking nature identify forward-looking statements within the meaning of the Act.

The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance. However there are many risk factors, including but not limited to, the general state of the economy, the Company’s ability to execute its plans, competitive factors, and other risks that could cause the actual results to differ materially from the estimates or predictions contained in our Company’s forward-looking statements. Additional information concerning the Company’s risk factors is contained from time to time in the Company’s public filings with the Securities & Exchange Commission (“SEC”); and most recently in Item 1A of Part I of our Annual Report on Form 10-K, as filed with the SEC on March 31, 2009.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

Definitions

EBITDA and Adjusted EBITDA are non-GAAP measurements we believe gauge our liquidity and operating performance.   The Company’s definitions and calculations of EBITDA and Adjusted EBITDA are outlined in the attached schedules.

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands)

	Quarter Ended
	March 29, 2009	March 30, 2008
NET SALES	$18,439	$35,827
Cost of sales	15,691	23,329
GROSS PROFIT	2,748	12,498
Selling, general and administrative expenses	2,999	3,867
Amortization of intangible assets	3,739	3,734
Restructuring, business development, start-up and transition costs	1,753	254
OPERATING (LOSS) INCOME	(5,743)	4,643
Interest expense, net	5,718	6,168
Other expenses	11	43
LOSS BEFORE INCOME TAXES	(11,472)	(1,568)
Income tax (benefit) expense	(11)	31
NET LOSS	$(11,461)	$(1,599)

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 29, 2009	December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,766	$14,719
Receivables, net	17,332	18,616
Inventories	29,909	31,850
Deferred tax assets	1,237	1,237
Prepaid expenses and other current assets	3,457	2,349
Total current assets	64,701	68,771
Property, plant and equipment, net	18,219	18,696
Intangible assets, net	100,692	104,431
Other assets	6,582	6,979
Total assets	$190,194	$198,877
LIABILITIES AND STOCKHOLDER’S DEFICIT
CURRENT LIABILITIES
Current portion of long-term debt	$271,733	$271,733
Accounts payable	4,684	5,543
Accrued interest	7,233	4,338
Accrued expenses and other current liabilities	9,565	9,529
Total current liabilities	293,215	291,143
Deferred tax liabilities	10,134	10,134
Long-term debt, net of current portion	—	—
Other liabilities	12,865	12,891
Total liabilities	316,214	314,168
STOCKHOLDER’S DEFICIT
Common stock—par value $0.01 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	122,673	122,673
Accumulated deficit	(237,024)	(225,563)
Accumulated other comprehensive loss, net of taxes	(11,669)	(12,401)
Total stockholder’s deficit	(126,020)	(115,291)
Commitments and contingent liabilities	—	—
Total liabilities and stockholder’s deficit	$190,194	$198,877

TRUE TEMPER SPORTS, INC. AND SUBSIDIARIES
(A wholly-owned subsidiary of True Temper Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Quarter End
	March 29, 2009	March 30, 2008
OPERATING ACTIVITIES
Net loss	$(11,461)	$(1,599)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	793	846
Amortization of deferred financing costs	465	461
Amortization of intangible assets	3,739	3,734
(Gain) loss on disposal of property, plant and equipment	(15)	13
Change in accrued interest	2,895	(2,780)
Changes in other operating assets and liabilities, net	1,999	(655)
Net cash provided by (used in) operating activities	(1,585)	20

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(365)	(440)
Proceeds from sale of property, plant and equipment	64	—
Net cash used in investing activities	(301)	(440)

FINANCING ACTIVITIES
Dividends paid to True Temper Corporation	—	(475)
Other financing activity	(67)	(61)
Net cash used in financing activities	(67)	(536)

Net decrease in cash and cash equivalents	(1,953)	(956)
Cash and cash equivalents at beginning of period	14,719	4,722
Cash and cash equivalents at end of period	$12,766	$3,766

EBITDA and Adjusted EBITDA Defined

EBITDA represents operating income or loss plus non-cash depreciation, amortization of intangible assets and goodwill impairment charges.  Adjusted EBITDA represents EBITDA plus restructuring, business development, start-up and transition costs, impairment charges on long lived assets, loss on early extinguishment of long-term debt, severance related to the elimination of certain operations position including the position of Chief Operating Officer, initial Sarbanes-Oxley compliance costs, one time legal fees associated with the termination of certain consent decrees, and management service fees.  Not all adjustments described are applicable to the periods identified in the tables below.

EBITDA and Adjusted EBITDA for the periods indicated are calculated as follows:

	Quarter Ended
	March 29,	March 30,
	2009	2008
Operating (loss) income	$(5,743)	$4,643
Plus:
Depreciation	793	846
Amortization of intangible assets	3,739	3,734
EBITDA	(1,211)	9,223
Plus:
Restructuring, business development, start-up and transition costs	1,753	160
Sarbanes-Oxley initial compliance costs	—	70
Management services fee	—	125
Adjusted EBITDA	$542	$9,578

EBITDA and Adjusted EBITDA reconciled to net cash provided by (used in) operating activities

EBITDA and Adjusted EBITDA are presented because they are widely accepted financial indicators used by certain investors and analysts as a measure of the Company’s liquidity and an indicator of the Company’s operating performance.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the period, nor have they been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as substitutes for measures of liquidity or operating performance prepared in accordance with GAAP.

Following is a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities for the periods indicated:

	Quarter Ended
	March 29,	March 30,
	2009	2008
Adjusted EBITDA	$542	$9,578
Cash interest payments	(2,366)	(8,516)
Cash income tax payments	(109)	(120)
Restructuring, business development, start-up and transition costs	(1,753)	(160)
Sarbanes-Oxley initial compliance costs	—	(70)
Management services fee	—	(125)
Cash contributions to pension plan	(260)	(105)
Changes in working capital requirements and other	2,361	(462)

Net cash provided by (used in) operating activities	$(1,585)	$20